AMENDMENT TO THE BELLSOUTH PERSONAL RETIREMENT
                                   ACCOUNT PENSION PLAN


 This Amendment is made to the BellSouth Personal Retirement Account Pension Plan (the "Plan") which was amended and restated effective January 1, 1998. The Chairman of the BellSouth Employees' Benefit Claim Review Committee, acting under authority delegated by the Nominating and Compensation Committee of the Board of Directors of BellSouth Corporation, hereby amends the plan as follows:

                                                            1.

 Pursuant to Paragraphs 15.01 and 16.03 of the Plan, individuals who become employees of Westel-Indianapolis Company pursunat to Section 5.7 of the Asset Purchase Agreement by and among BellSouth Cellular Corporation, Indiana 8, L.L.C., United States Cellular Corporation, and United States Cellular Operating Company, dated March 19, 1999, (the "Agreement") will be granted Net Credited Service, Vesting Service Credit and Vesting Eligibility Years for their service with United States Cellular Corporation and its affiliates prior the closing of the transaction contemplated by the Agreement.

 The above amendment shall be effective as of the date this amendment is approved.

 Approved this 7th day of April, 1999.

EMPLOYEES' BENEFIT CLAIM REVIEW COMMITTEE:



         /s/ Richard D. Sibbernsen
By:      Richard D. Sibbernsen, Chairman